Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257381 and 333-266511 on Form S-3 and Registration Statements Nos. 333-225838, 333-230387, 333-233125, 333-236853, 333-253815 and 333-263358 on Form S-8 of Magenta Therapeutics, Inc. of our report dated May 15, 2023, relating to the financial statements of Dianthus Therapeutics, Inc. appearing in this Current Report on Form 8-K/A dated September 20, 2023.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

September 20, 2023